Exhibit 99.1

Eli Israeli Joins Odysight.ai as Chief Technology Officer

OMER, Israel, October 23, 2023 – Odysight.ai Inc. (OTCQB: SCTC), a leading provider of visual based predictive maintenance (PdM) and condition-based monitoring (CBM) solutions, announced today the appointment of Eli Israeli as Chief Technology Officer.

With his wealth of experience Mr. Israeli will be pivotal in helping shape and steer the Company’s technological landscape and drive innovation. As CTO, Mr. Israeli will oversee the Company’s comprehensive technology strategy which revolves around ushering in pioneering Predictive Maintenance (PdM) and Condition-Based Monitoring (CBM) solutions, powered by Odysight.ai’s cutting-edge visualization and AI platform.

Mr. Israeli’s experience and expertise will help drive to new heights the Company’s video sensor-based solutions that enhance critical systems within the aviation, transportation, and energy industries.

Mr. Israeli’s strong business and managerial background will contribute to Odysight.ai’s already strong management team to define and develop products that better meet customers’ requirements and business objectives.

Eli Israeli’s illustrious career boasts a history of leadership positions, including his role as the Chief Technology Officer at Gadfin, where he spearheaded the development and execution of Gadfin’s technology strategy, aligning these efforts with overarching business objectives and leading the charge in technology development.

Prior to his tenure at Gadfin, Mr. Israeli served as the Senior Vice President of System Engineering, Program Management, and Customer Success at the headquarters of Israel Aerospace Industries (IAI). In this capacity, he was instrumental in guiding system engineering teams and project managers to ensure excellence in delivery, accountability, and action.

His career journey includes an array of prestigious roles, including:

●	Chairman of the consortium of AI Academy - Artificial Intelligence Training;

●	Director of Program Management, Ground-Based & Missiles Defense Systems at IAI;

●	Director of System Engineering and Product Management, Civil Aircraft Protection Systems at the Israel Ministry of Defense – Directorate for Defense R&D;

●	Senior Systems Engineer, Unmanned Aerial Vehicle at the Israeli Air Force and

●	Director of R&D and Program Management, MALE Unmanned Aerial System at the Israeli Ministry of Defense - Directorate for Defense R&D.

Mr. Israeli’s impressive educational background includes an MSc in System Engineering and Program Management from the Technion – Israel Institute of Technology,and a BSc in electrical engineering and a Bachelor of Education (BEd) from Tel -Aviv University.

About Odysight.ai

Odysight.ai is pioneering the Predictive Maintenance (PdM) and Condition Based Monitoring (CBM) markets with its visualization and AI platform. Providing video sensor-based solutions for critical systems in the aviation, transportation, and energy industries, Odysight.ai leverages proven visual technologies and products from the medical industry. Odysight.ai’s unique video-based sensors, embedded software, and AI algorithms are being deployed in hard-to-reach locations and harsh environments across a variety of PdM and CBM use cases. Odysight.ai’s platform allows maintenance and operations teams visibility into areas which are inaccessible under normal operation, or where the operating ambience is not suitable for continuous real-time monitoring.

For more information, please visit: https://www.odysight.ai or follow us on Twitter, LinkedIn and YouTube.

Forward-Looking Statements

Information set forth in this news release contains forward-looking statements within the meaning of safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to future events or our future performance. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, the expected contribution Mr. Israeli’s appointment will have on our business and operations. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. Those statements are based on information we have when those statements are made or our management’s current expectation and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Factors that may affect our results, performance, circumstances or achievements include, but are not limited to the following: (i) market acceptance of our existing and new products, including those that utilize our micro Odysight.ai technology or offer Predictive Maintenance and Condition Based Monitoring applications, (ii) lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device and related industries from much larger, multinational companies, (v) product liability claims, product malfunctions and the functionality of Odysight.ai’s solutions under all environmental conditions, (vi) our limited manufacturing capabilities and reliance on third-parties for assistance, (vii) an inability to establish sales, marketing and distribution capabilities to commercialize our products, (viii) an inability to attract and retain qualified personnel, (ix) our efforts obtain and maintain intellectual property protection covering our products, which may not be successful, (x) our reliance on single suppliers for certain product components, including for miniature video sensors which are suitable for our Complementary Metal Oxide Semiconductor technology products, (xi) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain, (xii) the impact of pandemics, such as COVID-19 (coronavirus) and (xiii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical, global supply chain and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. These and other important factors discussed in Odysight.ai’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 28, 2023 and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Except as required under applicable securities legislation, Odysight.ai undertakes no obligation to publicly update or revise forward-looking information.

Investor Relations

Miri Segal

MS-IR LLC

917-607-8654

msegal@ms-ir.com